EXHIBIT 99.1

TPT Global Tech Subsidiary Signs Agreement to Acquire Alabama Based IST LLC with $9.5M Backlog in Executed Government Contracts As The Company Prepares For Its Tuskegee Smart City project

San Diego, Calif. (July 6, 2022) — TPT Global Tech, Inc. (OTCBB: TPTW)(“TPT Global Tech”) announces today that its subsidiary TPT Strategic Inc. (OTCBB: INOQ)(“TPT Strategic”) has entered into a definitive agreement for the acquisition of the assets and Information Security and Training LLC (“IST LLC” or “IST”) (www.istincs.com) a General Construction and Information Technology Services company with approximately $9.5M backlog in executed Government contracts as of April 30, 2022 based in Huntsville Alabama with branch offices in Nashville TN, Birmingham Al, Jackson MS, Fort Campbell KY, New Orleans LA, and Joint Base Lewis-McChord. IST with two divisions Construction and IT Technology is a general contractor with over 15 years of experience that has completed many projects in the Federal marketplace for over 15 different federal agencies since its inception in 2008 as a contractor. IST has been successfully providing design-build construction, demolition, abatement, earthwork, concrete, steel and metal work, masonry, underground utilities, environmental protection, and site restoration services since 2008. IST differentiates itself by offering superior quality results at a competitive price. IST safely delivers projects on time and within budget. IST has a bonding capacity of $10M per single project and $20M aggregate. IST Information Technology Services Division provides program management, System Engineering, Software Development, Network Engineering, Records Management and Controls, Physical Security and Information Assurance, Video Teleconferencing and AV systems, Help Desk Services and Information Technology Statements of Qualification. IST is committed to maintaining customer satisfaction, trust and Integrity by delivering quality products and services conforming to industry best practices and continuous process improvement.

The TPT Strategic and ITS LLC agreement for the acquisition was a TPT Strategic stock transaction, except for the assumption of assets and liabilities, where the founder and sole interest holder Everett Lanier is to receive 2,000,000 common shares of TPT Strategic, after capital restructuring, and the assumption of all assets and liabilities which approximate $1.6M and $1.2M, respectively, as of December 31, 2021. Unaudited revenues and net income for ITS the year ended December 31, 2021 were approximately $2.8M and $167,000 respectively.

Everett Lanier, after closing and finalizing an agreed upon employment agreement, will become the President and a board member of TPT Strategic. The issuance of the acquisition shares is estimated to be approximately 10% of the proposed outstanding common shares for TPT Strategic with TPT Global Tech controlling over 50% of TPT Strategic through the Series A Preferred Super Majority Voting Stock. Closing is to occur upon customary conditions being met which in large part relates to the completion of audits necessary under requirements of the Securities and Exchange for inclusion into TPT Strategic and TPT Global Tech consolidated financial statements.

TPT Global Tech intends to set aside TPT Strategic shares for the distribution to existing TPT Global Tech shareholders as a dividend. TPT Strategic previously entered into a merger agreement with Education System Management, Inc. (“EDSM”) which was contingent on EDSM completing an audit in six months, which EDSM did not complete. TPT Global Tech remains committed to assisting EDSM achieve pubic company trading status in another public vehicle once the company completes its audit.

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Mr. Everett Lanier is the Founder, President and CEO of IST, LLC and has over 22 years of IT experience and 30 years in construction and engineering starting in his family’s business. Everett earned a Bachelor of Science Degree in Applied Mathematics and Computer Science from Alabama A&M University. Everett’s experience includes program management, business development, capture management and project engineering. Everett possess a broad knowledge of business operations and program matrix management experience and is an accomplished negotiator and innovative leader who have demonstrated the ability to manage relationships and complex programs to achieve financial success, on time deliveries and customer trust and satisfaction.

IST LLC Customers

• U.S. Air Force	• Department of Defense
• U.S. Army Corps of Engineers	• U.S. Department of Interior
• Missile Defense Agency	• USDA
• Johnson Controls	• U.S. Department of Transportation
• Trane	• U.S. Fish and Wildlife Service
• FEMA	• U.S. Forest Service
• U.S. Army	• Naval Air Station Meridian
• U.S. Navy	• Naval Air Station Millington
• Alabama A&M University	• National Park Service
• JE Dunn	• Navy Operational Support Center Bessemer
• Hensel Phelps

With the acquisition of IST and its seasoned professional team of construction engineers and design teams, we believe TPT Global Tech will be in position to start its Tuskegee Smart City project. IST is being acquired by TPT Strategic which is currently a majority owned subsidiary of TPT Global Tech. TPT Strategic is intended to become the Real Estate construction technology and Smart City Development division of TPT Global Tech. The company also believes there are many cross pollination business opportunities that will help TPT Global Tech with its long term corporate objectives.  IST has a full time government procurement team that will dedicate resources to source State and Federal contracts for TPTW’s other divisions or capabilities such as  5G Telecommunication, IT, Data, Satellite Technology, Medical Technology,  Media, Defense Systems, Cyber Security and infrastructure building, utilizing Ultra Performance Concrete technology.

“We as a company are very pleased to have a Construction and IT industry veteran such as Everett Lanier join TPT Global Tech’s team through TPT Strategic. Executive team. Everett will become the new President of TPT Strategic and bring with him a core group of individuals and seasoned professionals in the building industry. We believe this acquisition will be a great asset for TPT Global Tech and our shareholders” said Stephen Thomas of CEO TPT Global Tech.

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About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories, and Global Roaming Cell phones.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

PR-Shep Doniger

sdoniger@bdcginc.com

561-637-5750

IR-Frank Benedetto

619-915-9422

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